EXHIBIT 21
ROCK-TENN COMPANY
SUBSIDIARIES OF ROCK-TENN COMPANY
as of September 30, 2011

3242795 Nova Scotia Limited	Nova Scotia, Canada
3242796 Nova Scotia Limited	Nova Scotia, Canada
605681 N.B. Inc.	New Brunswick, Canada
GraphCorr LLC	Delaware
Innerpac Holding Company	Delaware
Innerpac, LLC	Delaware
PCPC, Inc.	California
PREflex LLC	Delaware
RockTenn - Container (UK) Limited	United Kingdom
RockTenn – Container Canada, L.P./Emballages RockTenn – Canada, S.E.C.	Ontario, Canada
RockTenn – Montreal Packaging Inc./Emballages RockTenn – Montreal Inc.	Quebec, Canada
RockTenn – PrePrint Canada Inc./Emballages RockTenn – Canada, S.E.C.	New Brunswick, Canada
RockTenn - Puerto Rico, Inc.	Puerto Rico
RockTenn – Saint Marie Packaging Inc./Emballages RockTenn – Sait Marie Inc.	Quebec, Canada
RockTenn - Solvay, LLC	Delaware
RockTenn - Southern Container, LLC	Delaware
RockTenn – Warwick Packaging Inc./Emballages RockTenn – Montreal Inc.	Quebec, Canada
Rock-Tenn Astra, LLC	Georgia
Rock-Tenn Canada Holdings, Inc.	Georgia
Rock-Tenn Company of Canada/Compaigne Rock-Tenn Du Canada	Nova Scotia, Canada
Rock-Tenn Company of Texas	Georgia
Rock-Tenn Converting Company	Georgia
RockTenn CP, LLC	Delaware
Rock-Tenn Financial, Inc.	Delaware
Rock-Tenn Leasing Company, LLC	Georgia
RockTenn Merchandising Display Company of Canada	Nova Scotia, Canada
Rock-Tenn Mill Company, LLC	Georgia
Rock-Tenn Partition Company	Georgia
Rock-Tenn Services Inc.	Georgia
Rock-Tenn Shared Services, LLC	Georgia
Rock-Tenn XL, LLC	Georgia
Rock-Tenn XLS, LLC	Georgia
RTS Embalajes de Argentina	Argentina
RTS Embalajes De Chile Limitada	Chile
RTS Empaques, S. De R.L. de CV	Mexico
RTS Innerpac, Inc.	Delaware
RTS Packaging, LLC	Delaware
RTS Packaging Canada Inc.	Nova Scotia, Canada
RTS Packaging Foreign Holdings, LLC	Georgia
Smurfit Stone i2i Design Center, Ltd.	British Virgin Islands
Smurfit-Stone (Asia) Limited	Hong Kong
Smurfit-Stone (China)	PRC
Smurfit-Stone China Trading Ltd.	British Virgin Islands
Smurfit-Stone Container Canada, Inc.	Nova Scotia, Canada
Smurfit-Stone Container Corp. Charitable Fund	Missouri

ROCK-TENN COMPANY
SUBSIDIARIES OF ROCK-TENN COMPANY
as of September 30, 2011

Smurfit-Stone HY Holdings	British Virgin Islands
Smurfit-Stone Packaging (Dongguan) Co. Ltd.	PRC
Smurfit-Stone Recycling International Cooperative U.A.	Netherlands
Stone Container de Mexico S. De R.L. de C.V.	Mexico
Stone Container Finance Co of Canada II	Nova Scotia, Canada
Stone Global, Inc.	Delaware
Stone International Services Corporation	Delaware
Stone Truepenny International Inc.	British Virgin Islands
TenCorr Containerboard, LLC	Nevada
Timber Capital Holdings, LLC	Delaware
Timber Note Holdings, LLC	Delaware
Waldorf Corporation	Delaware